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                                                                     Exhibit 3.6

                                 CODE OF BYLAWS
                                       OF
                           GOLD DUST WEST CASINO, INC.

                                       I

                                 IDENTIFICATION

     A. Name. The name of the corporation is Gold Dust West Casino, Inc.,
        ----
hereafter referred to as the "Corporation."

     B. Registered Office and Resident Agent. The address of the Registered
        ------------------------------------
Office of the Corporation is 3500 Lakeside Court, Suite 200, Reno, Nevada 89509; and the Resident Agent at this address is the law firm of Walther, Key, Maupin, Oats, Cox & LeGoy.

     C. Principal and other Offices. The principal executive office of the
        ---------------------------
Corporation shall be located at such place within or outside the State of Nevada as may from time to time be designated by the Board of Directors of the Corporation. If the principal executive office is located outside of the State of Nevada and the Corporation has one or more business offices within Nevada, the Board of Directors shall fix and designate a principal business office in the State of Nevada. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places within or outside the State of Nevada.

     D. Seal. The seal of the Corporation shall be circular in form and mounted
        ----
upon a metal die, suitable for impression upon paper. About the upper periphery of the seal shall appear the words "Gold Dust West Casino, Inc." and about the lower periphery of it the word "Nevada." In the center of the seal shall appear the words "Corporate Seal" and "2000."

     E. Fiscal Year. The fiscal year of the Corporation shall be the calendar
        -----------
year.

                                       II

                                  CAPITAL STOCK

     A. Consideration for Shares. The stock of the Corporation may be issued for
        ------------------------
consideration consisting of any tangible or intangible property or benefit to the Corporation, including, but not limited to, real and personal property, tangible and intangible property, cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for the shares to be issued is adequate. The judgment of the Board of Directors as to the adequacy of the consideration received for the

                                       1.

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shares issued is conclusive in the absence of actual fraud in the transaction.
When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefore are fully paid and non-assessable.

     B. Certificates Representing Shares. Certificates of stock shall be in a
        --------------------------------
form adopted by the Board of Directors and shall be signed by the President and Secretary or by a Vice-President and Secretary of the Corporation, and each stock certificate shall have impressed upon it the corporate seal. All certificates shall be consecutively numbered. When issued, there shall be entered on the Corporation's books the name and address of the person owning the shares of stock represented by the certificate together with the number of shares owned by such person and the date of issue. To the extent applicable, each certificate shall comply with the requirements of all Nevada gaming statutes and regulations, including, without limitation, NRS 463.510.4 and Gaming Regulations 15.510.4-1 and any substitute or successor statute and/or regulation as in effect from time to time.

     D. Transfer of Stock. The Corporation shall register the transfer of any
        -----------------
stock certificate presented to it for transfer if the following conditions have been satisfied:

          1. Endorsement. The certificate is properly endorsed by the registered
             -----------
holder or by his duly authorized attorney-in-fact;

          2. Witnessing. The endorsement or endorsements are witnessed by one
             ----------
witness unless this requirement is waived by the Secretary of the Corporation;

          3. Adverse Claims. The Corporation has no notice of any adverse claims
             --------------
or has discharged any duty to inquire into any such claims;

          4. Collection of Taxes. There has been compliance with any applicable
             -------------------
law relating to the collection of taxes; and

          5. Contractual Requirements. There has been compliance with all
             ------------------------
applicable contractual provisions by or among the Corporation and any one or more of its shareholders, if any, as amended from time to time, and all other contractual requirements of the Corporation and its shareholders affecting or otherwise pertaining to the transfer of stock.

                                      III

                                  SHAREHOLDERS

     A. Place of meetings; Telephonic Meetings. Meetings of the shareholders of
        --------------------------------------
the Corporation shall be held at the registered office of the Corporation, 3500 Lakeside Court, Reno, Nevada, or at such other place as may be designated by the Chairman of the Board of Directors (if any) or the President of the Corporation.

                                       2.

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Shareholders may participate in a meeting of the shareholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other.

     B. Annual Meeting. The annual meeting of the shareholders shall be held in
        --------------
the registered office of the Corporation on the date and time specified by the Chairman of the Board of Directors, or in the absence of the Chairman of the Board of Directors, by the President of the Corporation. Failure to hold the annual meeting at the designated time shall not cause a forfeiture or dissolution of the Corporation.

     C. Special Meetings. Special meetings of the shareholders may be called by
        ----------------
a majority of the Board of Directors, the Chairman of the Board of Directors, the President, or any shareholder owning ten percent (10%) or more of the outstanding shares of voting stock of the Corporation.

     D. Notice of Meetings -- Waiver. Written notice stating the place, day,
        ----------------------------
hour, and purpose of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the President, the Secretary, or the Officer or persons calling the meeting, to each registered shareholder entitled to vote at such meeting. If mailed, the notice shall be considered to be delivered when deposited in the United States mail addressed to the registered shareholder of voting stock at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. Waiver by a shareholder in writing of notice of a shareholders' meeting shall be equivalent to notice. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at a shareholders meeting shall constitute a waiver of notice of the meeting.

     E. Quorum. A majority of the shares entitled to vote on a particular
        ------
matter, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The acts of the shareholders shall be governed by the vote of more than fifty percent (50%) of the issued and outstanding shares required to constitute a quorum of voting stock of the Corporation unless a greater number is required by law, the Articles of Incorporation, or the Code of Bylaws.

     F. Proxies. A shareholder may vote either in person or by proxy executed in
        -------
writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six (6) months from the date of its execution, unless otherwise provided in the proxy, and in no event shall a proxy be valid more than seven (7) years after its execution unless it is coupled with an interest.

                                       3.

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     G. Action or Ratification of Action Without a Meeting. Any action that may
        --------------------------------------------------
be taken or ratified at a meeting of the shareholders may be taken or ratified without a meeting if a consent in writing setting forth the action to be taken or to be ratified is signed by shareholders owning a majority of the issued and outstanding shares of stock entitled to vote on the particular matter, or by shareholders owning such greater proportion of the stock entitled to vote on the particular matter as may be required for the approval or ratification of the action by any other provision of these Bylaws, the Articles of Incorporation, or applicable law. In no instance where action is authorized by written consent need a meeting of the shareholders be called or notice given. The written consent must be filed with the minutes of the proceedings of the shareholders.

                                       IV

                               BOARD OF DIRECTORS

     A. Number of Directors. The Board of Directors of the Corporation shall
        -------------------
consist of two (2) members. The members of the Board of Directors need not be shareholders. The number of members of the Board of Directors may be increased or decreased from time to time as provided in paragraph B. below.

     B. Increase or Decrease of Directors. The number of Directors of the
        ---------------------------------
Corporation may be increased or decreased from time to time by the affirmative vote of a majority of the issued and outstanding shares of voting stock of the Corporation; provided, however, that there must at all times be at least one (1) Director. This paragraph may be amended only by the affirmative vote of a majority of the issued and outstanding shares of voting stock of the Corporation.

     C. Election. Members of the initial Board of Directors shall hold office
        --------
until the first annual meeting of shareholders and until their successors shall have been elected and qualified. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect Directors to hold office until the next succeeding annual meeting. Directors shall be elected by a majority of the votes cast at the election. Each Director shall hold office for the term for which he is elected and until his successor is elected and qualified.

     D. Removal of Directors. Any Director may be removed from office by the
        --------------------
vote or written consent of not less than Sixty-six and 2/3rds percent (66 2/3%) of the issued and outstanding shares of voting stock of the Corporation. Upon the removal of any member of the Board of Directors, the vacancy shall be filled pursuant to paragraph E. below.

     E. Vacancies. Any vacancy occurring in the Board of Directors may be filled
        ---------
by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, and if there are no other Directors, by a majority vote

                                       4.

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of the voting shareholders at a special meeting of the shareholders. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     F. Place of Meetings; Telephonic Meetings. Meetings of the Board of
        --------------------------------------
Directors, annual, regular, or special, may be held within or without the State of Nevada at any place which has been designated from time to time by a resolution of the Board of Directors or by written consent of all of the members of the Board of Directors. In the absence of such a designation, the meetings of the Board of Directors shall be held at the registered office of the Corporation. In addition, meetings of the Board of Directors may be conducted by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a telephonic or similar meeting constitutes presence in person at the meeting.

     G. Officers of the Board. The Board of Directors of the Corporation may
        ---------------------
(but shall not be required to), by resolution adopted by not less than a majority of the Board, designate one of its members to serve as Chairman of the Board. The Chairman of the Board shall preside over all meetings of the Board of Directors, shall execute the actions of the Board of Directors, and shall perform such other duties as are prescribed from time to time by resolution of the Board or in this Code of Bylaws. In addition, the Board of Directors may, by resolution adopted by not less than a majority of the Board, designate a Secretary who shall be elected or appointed by the Board from time to time and who may or may not serve as a member of the Board of Directors. The Secretary of the Board shall maintain formal minutes of all meetings and actions of the Board and shall submit such record to the whole Board at each regular meeting. The Secretary of the Board shall, in addition, perform such other duties as are prescribed from time to time by resolution of the Board. In the absence of any such designation, the functions of Secretary of the Board shall be performed by the Secretary of the Corporation.

     H. Annual Meetings. Immediately after the annual meeting of the
        ---------------
shareholders, at the same place as the meeting of the shareholders, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary unless the meeting is to be held at a place other than the registered office of the Corporation, in which case notice of the place of the meeting shall be given as provided in paragraph F. above.

     I. Other Meetings; Notice; Waiver. Other meetings of the Board of Directors
        ------------------------------
may be held by notice by letter, telegram, cable, or telefax, delivered for transmission not less than seventy-two (72) hours prior to the meeting, or by word of mouth, telephone, or telefax received not less than forty-eight (48) hours prior to the meeting, upon call of the Chairman of the Board, President, or Secretary of the Corporation at any place within or

                                       5.

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without the State of Nevada. If mailed, the notice shall be considered to be delivered forty-eight (48) hours after being deposited in the United States Mail addressed to the Director at his address as it appears on the records of the Corporation, with postage prepaid. Waiver by Director and writing of notice of a Directors meeting shall be the equivalent of notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting. Attendance by a Director without objection to the notice shall constitute a waiver of notice of the meeting.

     J. Quorum. A majority of the number of Directors fixed by the Code of
        ------
Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the action of a greater number is required by law, the Articles of Incorporation or the Code of Bylaws.

     K. Action or Ratification of Action Without a Meeting. Any action that may
        --------------------------------------------------
be taken or ratified at a meeting of the Directors or of a committee may be taken or ratified without a meeting if a consent in writing, setting forth the action to be taken or to be ratified, is signed by all of the Directors or all of the members of the committee, as the case may be.

     L. Fees and Compensation. Directors and members of committees may receive
        ---------------------
such compensation, if any, for their services and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

     M. Committees. The Board of Directors, at its discretion, may constitute
        ----------
and appoint special committees to assist in the supervision, management, and control of the affairs of the Corporation, with responsibilities and powers appropriate to the nature of the several committees and as provided by the Board of Directors in the resolution of appointment or in subsequent resolutions and directives. Such committees may include, but are not limited to, the following: executive committee, compensation committee, audit committee, finance committee, advisory committee, membership or stockholders' committee, complaint committee, public relations committee, public and/or governmental affairs committee, and employee relations committee. Each committee so constituted and appointed by the Board shall serve at the pleasure of the Board and the members thereof shall include at least one (1) member of the Board of Directors and such other persons as the Board may designate. In addition to such obligations and functions as may be expressly provided for by the Board of Directors, each committee so constituted and appointed by the Board shall from time to time report to and advise the Board on corporate affairs within its particular area of responsibility and interest. The Board of Directors may provide by general resolution applicable to all such

                                       6.

special committees for the organization and conduct of the business of the committees.

                                        V

                                    OFFICERS

     A. Officers. The officers of the Corporation shall consist of a President,
        --------
one or more Vice-Presidents, Secretary, Treasurer, and a Chairman of the Board and such other officers and assistant officers and agents as may be considered necessary by the Board of Directors, each of whom shall be elected by the Board of Directors at its annual meeting. Any two (2) or more offices may be held by the same person. Except for the Chairman of the Board of Directors, officers need not be Directors of the Corporation.

     B. Removal and Resignation. Any officer may be removed, with or without
        -----------------------
cause, by the Board of Directors, at any regular or special meeting of the Board, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment. Any officer may resign at any time by giving written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract with the officer. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     C. Vacancies. Whenever any vacancy shall occur in any office by death,
        ---------
resignation, removal, increase in the number of offices of the Corporation, or otherwise, the vacancy shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is duly elected and qualified.

     D. Chairman of the Board. To the extent designated by the Board of
        ---------------------
Directors, the Chairman of the Board shall have general supervisory duties of the Corporation, including the Board of Directors and the officers of the Corporation. The Chairman of the Board shall supervise and direct generally all the business and affairs of the Corporation. The Chairman of the Board shall preside at all meetings of shareholders and Directors of the Corporation at which he is present, and discharge all the duties as this Code of Bylaws provides or as may be prescribed by the Board of Directors.

     E. President. The President of the Corporation shall be the Chief Executive
        ---------
Officer of the Corporation. The President shall have active executive management duties of the operations of the Corporation, subject, however, to the control of the Board of Directors, and the Chairman of the Board, if any. In the absence of the Chairman of the Board, the President shall preside at all meetings of shareholders and Directors. Subject to the supervisory

                                       7.

duties of the Chairman of Board, if any, the President shall be the principal executive officer of the Corporation, and shall supervise and direct the day-to-day business and affairs of the Corporation. The President shall also make reports to the Chairman of the Board, the Board of Directors, and the shareholders, and generally perform all duties incident to the President and such other duties as may prescribed by the Board of Directors.

     F. Vice-Presidents. Vice-Presidents shall perform all duties incumbent upon
        ---------------
the President during the absence or disability of the President and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe. If there is more than one Vice-President, then the Board of Directors shall designate their order of authority, e.g., Senior Vice President, 1st Vice-President and/or 2nd Vice-President, and their respective duties if appropriate.

     G. Secretary. The Secretary shall attend all meetings of the shareholders
        ---------
and of the Board of Directors and shall maintain a true and complete record of the proceedings of the meetings. The Secretary shall be the custodian of the records and of the seal of the Corporation and shall see that the seal is affixed to all documents, the execution of which is duly authorized. The Secretary shall issue or make adequate arrangements for another responsible employee to issue all notices and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

     H. Treasurer. The Treasurer shall keep a correct and complete record of
        ---------
account, showing accurately at all times the financial condition of the Corporation. Unless otherwise designated by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation, who shall be responsible for the active management of the Corporation's daily operations. The Treasurer shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish a bond in such amount and form as shall be determined by the Board of Directors.

     I. Corporate Bank Accounts. Bank accounts in the name of the Corporation
        -----------------------
may be opened without the approval of the Board of Directors if opened with the consent of both the Chairman of the Board or President and Treasurer of the Corporation. The Treasurer shall inform the Board of Directors of any bank account opened by the Chairman of the Board or President and Treasurer of the Corporation pursuant to the authority granted in this paragraph at the next meeting of the Board of Directors.

     J. Transfers of Authority. In the absence of any officer of the
        ----------------------
Corporation, or for any other reason that the Board of

                                       8.

Directors may consider sufficient, the Board of Directors may transfer the power or duties of that officer to any other officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

                                       VI

                INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                               AND CERTAIN AGENTS

     A. Third Party Actions. The Corporation shall indemnify any person who was
        -------------------
or is a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, (1) by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, (2) by reason of anything done or not done in such capacity referred to in clause (1) above, or (3) by reason of the fact that he is or was an employee or authorized agent of the Corporation and such threatened, pending or completed action, suit, or proceeding relates to actions or omissions within the course and scope of such employee's or authorized agent's duties, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or it in connection with the action, suit or proceeding, to the fullest extent authorized by the Nevada Revised Statutes. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person or entity did not act in good faith and in a manner which he or it reasonably believed to be in or not opposed to the best interest of the Corporation, and that, with respect to any criminal action or proceeding, he or it had reasonable cause to believe that his or its conduct was unlawful.

     B. Corporate Actions. The Corporation shall indemnify any person who or was
        -----------------
or is a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor (1) by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, (2) by reason of anything done or not done in such capacity referred to in clause (1) above, or (3) by reason of the fact that he is or was an employee or authorized agent of the Corporation and such threatened, pending or completed action, suit, or proceeding relates to actions or omissions within the course and scope of such employee's or authorized agent's duties, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit, to the fullest extent authorized by the Nevada Revised Statutes. Indemnification may not be made

                                       9.

for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     C. Advancement of Expenses. The expenses of directors, officers, employees,
        -----------------------
and authorized agents incurred in connection with a civil or criminal action, suit or proceeding referred to in Paragraphs A. and B. must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee, or authorized agent to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

     D. Reliance. The rights to indemnification and advancement of expenses
        --------
conferred by this Article VI shall be presumed to have been relied upon by directors, officers, employees and authorized agents of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proof to overcome that presumption.

     E. Nature of Rights. The indemnification and advancement of expenses
        ----------------
authorized in or ordered by a court pursuant to this Article VI:

          1. Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office or position, except that indemnification, unless ordered by a court or for the advancement of expenses made pursuant to the provisions above, may not be made to or on behalf of any director, officer, employee, or authorized agent if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          2. Continues for a person who has ceased to be a director, officer, employee, or authorized agent and inures to the benefit of the heirs, executors, administrators, and personal representatives of such a person.

     F. Amendments to Statute. If the Nevada Revised Statutes are hereafter
        ---------------------
amended to permit the Corporation to provide broader

                                       10.

indemnification rights than said Statutes permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this Article VI shall be broadened to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

     G. Amendments to Indemnification Provisions. The provisions of this
        ----------------------------------------
Article VI shall not be repealed or modified to adversely affect any current or former director, officer, employee, or authorized agent's indemnity rights thereunder. Subject to the foregoing limitation, any repeal or modification of the foregoing provisions of this Article VI, including, without limitation, any contractual rights arising under or authorized by it, by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, or authorized agent of the Corporation existing at the time of such repeal or modification. The indemnification and advancement of expenses provided in this Article VI shall continue for a person who has ceased to be a director, officer, employee, or authorized agent and inures to the benefit of the heirs, executors and administrators of such a person.

     H. Insurance. The Corporation may, but shall not be required to, purchase
        ---------
and maintain insurance on behalf of any director, officer, employee or authorized agent against any liability asserted against the person as a result of any alleged acts or omissions of the person within the course and scope of the person's duties as an director, officer, employee or authorized agent of the Corporation, including attorneys' fees; and costs. The determination of whether or not the Corporation should maintain any such insurance shall be made by the Board of Directors.

                                       VII

                                  MISCELLANEOUS

     A. Execution of Documents. All checks, drafts, notes, bonds, bills of
        ----------------------
exchange, and orders for the payment of money of the Corporation, all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party, and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation shall, unless otherwise required by law, be signed by the Chairman of the Board, the President or by any two (2) of a Vice-President, Secretary, or Treasurer who are different persons. The Board of Directors may, however, authorize any one (1) of such officers to sign any of the instruments without the necessity of countersignature, may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign the instruments, and may authorize the use of facsimile signatures of any such persons.

     B. Record Date and Closing Stock Books. The Board of Directors may fix a
        -----------------------------------
time in the future, not exceeding sixty (60) days nor less than ten (10) days before the date of any meeting of stockholders, and not exceeding thirty (30) days before the date

                                       11.

fixed for the payment of any dividend or distribution or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment or rights, or to exchange the rights in respect to any such change, conversion or exchange of shares. Only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of any such period.

     C. Inspection of Corporate Records. Stockholders shall have the right to
        -------------------------------
inspect such corporate records at such times and based upon such limitations of such rights as may be set forth in the Nevada Revised Statutes Chapter 78 from time to time.

     D. Representation of Shares of Other Corporations. The Chairman of the
        ----------------------------------------------
Board, the President or any Vice President and the Secretary or Assistant Secretary of the Corporation are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

     E. Inspection of Bylaws. The Corporation shall keep in its registered
        --------------------
office the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

                                  ARTICLE VIII

                                   AMENDMENTS

     A. Power of Shareholders. New bylaws may be adopted or this code of Bylaws
        ---------------------
may be amended or repealed by the vote or written consent of holders of a majority of the issued and outstanding shares entitled to vote of the Corporation, except as otherwise provided by the Articles of Incorporation, these Bylaws, or by law.

     B. Power of Directors. Subject to the rights of shareholders and
        ------------------
restrictions as provided in paragraph A. above to adopt, amend, or repeal the Code of Bylaws, the Code of Bylaws may be adopted, amended, or repealed by the Board of Directors.

                                       12.

                                       IX

                            CERTIFICATE OF SECRETARY

     The undersigned, the duly elected and acting Secretary of Gold Dust West Casino, Inc., a Nevada corporation, hereby certifies that the foregoing Code of Bylaws, comprised of thirteen (13) pages, constitutes the Code of Bylaws of said Corporation as duly adopted by the full Board of Directors effective February 4, 2000.


                                                            /s/ Stephen R. Roark
                                                            --------------------
                                                            Stephen R. Roark
                                                            Secretary/Treasurer

                                       13.